UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 18, 2011

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 N. KELLER ROAD, SUITE 500, MAITLAND, FL 32751

(Address of Principal Executive Offices) (Zip Code)

(407) 475-5500

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of January 18, 2011, Workstream Inc. (the “Company”), Tomahawk Merger Corporation, a wholly-owned subsidiary of the Company (“Merger Sub”), Incentives Advisors, LLC (“IA”) and the members of IA, Bill Becker (“Becker”) and Shaung Liu (“Liu,” and together with Becker, the “Selling Members”), entered into a Merger Letter Agreement (the “Merger Agreement”) pursuant to which Merger Sub merged with and into IA, whereupon the separate corporate existence of Merger Sub ceased and IA continued as the surviving entity and a wholly-owned subsidiary of the Company (the “Merger”).  The total consideration paid to the Selling Members under the Merger Agreement was $2,124,000, payable as follows: $154,000 in cash; two subordinated promissory notes each in the face amount of $117,500 (the “Notes”); and 47,508,215 unregistered common shares of the Company. The number of common shares issued at closing was determined based on the weighted average closing price of the Company’s common shares on the OTCBB for the ten trading days ending on the tenth trading day prior to the closing date of the Merger.  The issuance of the common shares was deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Each Note is unsecured and matures on August 1, 2013.  Interest on each Note accrues at an annual rate of 5% beginning on February 1, 2011.  Principal and interest accruing thereon is payable in thirty equal monthly installments beginning on March 1, 2011.  Upon the occurrence of an event of default (as defined in the Notes) that is continuing, the holder of the Note may, at his option, declare the entire principal balance of the Note, together with accrued but unpaid interest thereon, immediately due and payable.  To the extent the Company is entitled to be indemnified for any reason under the Merger Agreement, the Company is entitled to offset such amounts against the principal amount of the Note and interest payments owing thereon, on a dollar-for-dollar basis.

In connection with the closing of the Merger Agreement, the Company entered into a Noncompetition Agreement with each of the Selling Members pursuant to which each Selling Member agreed, for a period of 18 months following the closing of the Merger, not to: compete with the Company, IA or any of their respective affiliates (provided, however, that with respect only to the Arizona tax credits line of business, such restriction shall continue for a period of six (6) months following the closing of the Merger); employ, solicit for employment or otherwise contract for the services of any employee of the Company, IA or any affiliate; or in any way interfere with any of the Company’s, IA’s or any affiliate’s customer, vendor, supplier or other professional or business relationships.

In connection with the closing of the Merger Agreement, IA entered into an Employment Agreement with each Selling Member pursuant to which each Selling Member became a Senior Vice President, Tax Credit and Incentive Services of IA.  Each employment agreement has a three-year term that expires on January 18, 2014.  Each Selling Member will earn an initial base salary of U.S.$145,000 and is also eligible to receive quarterly and annual cash bonuses based on the financial performance of IA’s business during the term of the Employment Agreement.

A copy of the Merger Agreement is attached as Exhibit 10.1.  A copy of the form of Note issued to each Selling Member is attached as Exhibit 10.2.  A copy of the form of Noncompetition Agreement entered into with each Selling Member is attached as Exhibit 10.3.  A copy of the form of Employment Agreement entered into with each Selling Member is attached as Exhibit 10.4.  The descriptions of the agreements or instruments contained herein are qualified in their entirety by reference to the actual agreements or instruments attached hereto.

On January 21, 2011, the Company issued a press release announcing the Merger.  The full text of such press release is attached hereto as Exhibit 99.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 “Entry into Material Agreement” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into Material Agreement” is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 “Entry into Material Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days after the date that this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 days after the date that this Current Report on Form 8-K must be filed.

(d)	Exhibits.

10.1	Merger Letter Agreement dated as of January 18, 2011 among the Company, IA and the Selling Members.

10.2	Form of Subordinated Promissory Note issued by the Company in favor of each of Becker and Liu as of January 18, 2011.

10.3	Form of Noncompetition Agreement dated as of January 18, 2011 between the Company, IA and each Selling Member.

10.4	Form of Employment Agreement dated as of January 18, 2011 between IA and each Selling Member.

99.1	Press release issued by the Company on January 21, 2011

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: January 21, 2011	By:	/s/ John Long
Name: John Long Title: Chief Executive Officer